Exhibit (c)(5)

 Confidential – Preliminary and Subject to Change  Discussion Materials Regarding Project Houston October 11, 2022

 Confidential – Preliminary and Subject to Change  These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Sisecam Resource Partners LLC, the general partner of Sisecam Resources LP (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public or other third party sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Conflicts Committee.  These materials were compiled on a confidential basis for use exclusively by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore or as provided in the engagement letter between Evercore and the Conflicts Committee.  These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.  Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

 Confidential – Preliminary and Subject to Change  Table of Contents  Section  Executive Summary  SIRE Situation Analysis  Preliminary Valuation of SIRE Common Units  Appendix  Weighted Average Cost of Capital Analysis  Preliminary Valuation Detail – SIRE Financial Projections  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #1  Sensitivity Case #2 – Illustrative Unit 8 Expansion Economics  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #3  Supplemental Soda Ash Pricing Data  I  II  III

 Confidential – Preliminary and Subject to Change  I. Executive Summary

 Confidential – Preliminary and Subject to Change  Executive Summary  1  Introduction  Evercore Group L.L.C. (“Evercore”) is pleased to provide the following materials to the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Sisecam Resource Partners LLC (the “General Partner” or “SIRE GP”), the general partner of Sisecam Resources LP (“SIRE” or the “Partnership”), regarding Sisecam Chemicals Resources LLC’s (“Sisecam Chemicals” or “SCR”) proposal to acquire all common units representing limited partner interests in the Partnership (each, a “Common Unit”) from the holders of such units other than Common Units held by Sisecam Chemicals, the General Partner or their respective affiliates (the “Unaffiliated Unitholders”) (the “Proposed Transaction”)  Sisecam Chemicals Wyoming LLC (“SCW LLC”) is a wholly-owned subsidiary of Sisecam Chemicals that currently owns:   14,551,000 Common Units (72% limited partner interest in the Partnership)   SIRE GP, which owns a 2.0% general partner interest in the Partnership  On July 5, 2022, Sisecam Chemicals proposed to acquire each outstanding Common Unit owned by the Unaffiliated Unitholders for $17.90 in cash (the “Initial Proposal”), and on September 20, 2022, the Conflicts Committee countered at $29.50 (the “Conflicts Committee Counterproposal”)  On September 27, 2022, Sisecam Chemicals proposed to acquire each outstanding Common Unit owned by the Unaffiliated Unitholders for $19.00 in cash (the “Proposed Consideration”)   The Proposed Consideration represents a 5.8% premium to SIRE’s closing Common Unit price of $17.95 as of July 5, 2022,  the last unaffected trading date before the Initial Proposal   The Proposed Consideration represents a 6.3% premium to SIRE’s 30-day volume weighted average price (“VWAP”) as of July 5, 2022

 Confidential – Preliminary and Subject to Change  Executive Summary  2  Changes Since Conflicts Committee Meeting on October 6, 2022  Evercore made the following updates and adjustments from the draft presentation dated October 6, 2022, as requested by the Conflicts Committee:   Updated market prices to October 7, 2022   Adjusted Sensitivity Case #3 to reflect IHS netback forecasts less $26.00 and $39.00 per metric ton for domestic and export volumes, respectively, versus $20.00 and $35.00 per ton   Added an analysis of SIRE’s historical soda ash production from mined trona ore from 1996 through 2021 relative to the volume forecast in the SIRE Financial Projections

Confidential – Preliminary and Subject to Change

Executive Summary

Transaction Economics at Various Values

($ in millions, except per unit amounts)

	Initial Proposal	Proposed Consideration	Unit Price as of 10/7/2022	$23.00 Unit Price	$25.00 Unit Price	$27.00 Unit Price	Conflicts Committee Counter-proposal
SIRE Common Unit Price	$17.90	$19.00	$20.56	$23.00	$25.00	$27.00	$29.50
SIRE Units Outstanding[1]	20.2	20.2	20.2	20.2	20.2	20.2	20.2
Total Equity Value – SIRE[2]	**$361.6**	**$383.8**	**$415.3**	**$464.6**	**$505.0**	**$545.4**	**$595.9**
Noncontrolling Interest[2]	347.4	368.7	399.0	446.4	485.2	524.0	572.5
Total Equity Value – Sisecam Wyoming	**$708.9**	**$752.5**	**$814.3**	**$910.9**	**$990.1**	**$1,069.3**	**$1,168.4**
Plus: Net Debt as of December 31, 2022	143.6	143.6	143.6	143.6	143.6	143.6	143.6
Consolidated Enterprise Value	**$852.6**	**$896.1**	**$957.9**	**$1,054.5**	**$1,133.8**	**$1,213.0**	**$1,312.0**
SIRE Financial Projections – SIRE Consolidated EBITDA[3]							
2022E	$152.0	$152.0	$152.0	$152.0	$152.0	$152.0	$152.0
2023E	$154.0	154.0	154.0	154.0	154.0	154.0	154.0
2024E	$143.5	143.5	143.5	143.5	143.5	143.5	143.5
Enterprise Value / SIRE Consolidated EBITDA							
2022E	5.6x	5.9x	6.3x	6.9x	7.5x	8.0x	8.6x
2023E	5.5	5.8	6.2	6.8	7.4	7.9	8.5
2024E	5.9	6.2	6.7	7.4	7.9	8.5	9.1

Source: Partnership filings, FactSet, SIRE Financial Projections

1. As of July 26, 2022; reflects the sum of: (i) 19,799,791 Common Units outstanding and (ii) 399,000 general partner units representing an approximate 2.0% limited partner interest in SIRE and assumes pro rata allocation of equity value to Common Units and SIRE GP, with no incremental allocation to SIRE GP attributable to IDRs
2. SIRE's total equity value represents a 51% interest in Sisecam Wyoming with the resulting 49% non-controlling interest stated at implied market value based on the SIRE Common Unit price
3. 100% of Sisecam Wyoming EBITDA less SIRE G&A

EVERCORE 3 ŞİŞECAM

 Confidential – Preliminary and Subject to Change  $20.56  $18.80  $17.87  $17.45  $20.04  $19.16  $19.00  $12.00  $14.00  $16.00  $18.00  $20.00  $22.00  $24.00  9/10/21  10/29/21  12/17/21  2/4/22  3/25/22  5/13/22  7/1/22  8/19/22  10/7/22  Historical Price (SIRE)  Last 30 Trading Days VWAP  Last 60 Trading Days VWAP  Last 6 Months VWAP  Last 12 Months VWAP  Proposed Consideration  Go-Forward VWAP  Executive Summary  SIRE Unit Trading  7/5/22: SCR delivered non- binding proposal to acquire all Common Units held by Unaffiliated Unitholders  11/19/21: Ciner Enterprises agreed to sell 60% of SCR, inclusive of control, to Sisecam USA for $300 million  1/27/22: CINR / SIRE  announced a quarterly cash distribution increase from  $0.34 to $0.65 per unit  Consideration Premium Relative   SIRE Price to Historical VWAP   Proposed Consideration $19.00  Unaffected Closing Price Last 30 Trading Days VWAP Last 60 Trading Days VWAP  $17.95 17.87  18.80  5.8%  6.3%  1.1%  (0.8%)  8.9%  Last 6 Months VWAP Last 12 Months VWAP Go-Forward VWAP  19.16  17.45  20.04  (5.2%)  Source: FactSet, Bloomberg  4

 Confidential – Preliminary and Subject to Change  II. SIRE Situation Analysis

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Public Trading Statistics  ($ in millions, except per unit amounts)  Balance Sheet and Credit Data  Common Unit Price and Distribution Information  General Partner Incentive Distribution Rights   As of June 30, 2022   Cash and Marketable Securities Short-Term Debt  Long-Term Debt  $3.4 8.7  145.6  Total Debt Net Debt  Plus: Noncontrolling Interest (Book Value) Plus: Partners' Capital  $154.3  $150.9 156.4  201.2  Net Book Capitalization  $508.5  $3.00  $2.50  $2.00  $1.50  $1.00  $0.50  $--  $--  $5.00  $10.00  $15.00  $20.00  $25.00  10/7/20  6/7/21  Distribution per Unit  10/7/22  Distribution per Unit  Unit Price  2/5/22  Unit Price  Quarterly Distribution per LP Unit $0.5000  Total Total Total Quarterly Quarterly  Total Annual  Total Annual  Quarterly Quarterly Distribution Distribution to GP  LP Units Distribution Distribution Distribution Distribution  % to LP % to GP  LP Quarterly Distribution Range  Within Range per LP Unit Outstanding to LPs to GP to LPs to GP  98.0%  2.0%  $--  $0.5000  $0.5000  $0.0102  19.8  $9.9  $0.2  $39.6  $0.8  98.0%  2.0%  0.5000  0.5750  --  --  19.8  --  --  --  --  85.0%  15.0%  0.5750  0.6250  --  --  19.8  --  --  --  --  75.0%  25.0%  0.6250  0.7500  --  --  19.8  --  --  --  --  50.0%  50.0%  0.7500  --  --  19.8 -- -- -- --    $9.9 $0.2 $39.6 $0.8   % of Total Distributions to the GP  % of Total Distributions to the IDRs  2.0%  --%  Source: Public filings, FactSet, SIRE Financial Projections  As of July 26, 2022; Includes General Partner 2.0% interest  As of June 30, 2022  Implied market value of the 49% interest in Sisecam Wyoming owned by NRP LLC, calculated as the Partnership’s Total Equity Value divided by 51% multiplied by 49%   As of October 7, 2022   Total Units Outstanding1 Common Unit Price  20.2  $20.56  Total Equity Value Plus: Net Debt2  Plus: Noncontrolling Interest (Market Value)3  $415.3 150.9  399.0  Enterprise Value  $965.2   Management Projections    Metric Yield/Multiple   Distribution Yield  Current  $2.00  9.7%  Revolver Availability / Total Revolver Capacity  $120 / $225  2023E  2.40  11.7%  Net Debt / Net Book Cap  29.7%  2024E  EV / EBITDA4  2.21  10.7%  Net Debt / 2022E EBITDA  1.0x  2022E  $152  6.4x  2023E  154  6.3  2024E  143  6.7  4.  SIRE Consolidated EBITDA equal to 100% of Sisecam Wyoming EBITDA less SIRE G&A  5

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Source: SIRE Financial Projections  6  SIRE Financial Projections – Assumptions  Revenue  Long-term domestic / export revenue breakout of 50% / 50%   Domestic and export pricing based on SIRE management’s forecast  Export revenue is broken out into ANSAC and direct export projects with no sales attributable to ANSAC in 2023E+  Expenses  Expenses based on historical costs per unit, the majority of which are projected to increase 5.8% in 2023E and 2.2% in 2024E and each year thereafter   Costs per unit for domestic freight and personnel are projected to increase 5.8% in 2023E and 3.0% in 2024E and each year thereafter   Energy costs per unit are expected to increase 5.8% in 2023E, then decline in 2024E to a level which is 2.2% greater than 2022E and increase at a 2.2% annual rate thereafter  SIRE-Level G&A  Annual cash G&A incurred at the Partnership level after distributions received from Sisecam Wyoming equal to $2.9 million in 2022E and $4.0 million each year thereafter   Deducted from Sisecam Wyoming EBITDA to arrive at SIRE Consolidated EBITDA   Deducted from SIRE's 51% share of Sisecam Wyoming EBITDA to arrive at EBITDA Attributable to SIRE  Capital Expenditures  Maintenance capital expenditures of $25.0 million in 2022E are projected to increase 2.2% annually thereafter  No growth capital expenditures contemplated in the forecast   Detailed engineering work on Unit 8 Expansion completed, but SIRE management has stated that the project was postponed due to COVID-19 market conditions and is not currently contemplated given SIRE management’s view of global demand as well as increased projected capital costs for the project  Credit Facility Assumptions  Sisecam Wyoming’s existing $225 million revolving credit facility includes an accordion provision to increase the commitment to $475 million subject to certain lender approvals  $105 million drawn as of June 30, 2022  2.05% interest rate  Distribution Coverage / Total Leverage  Sisecam Wyoming to maintain a distribution coverage ratio of 1.50x in 2022E, 1.25x in 2023E and 2024E, and 1.10x thereafter   SIRE to distribute 100% of distributions received from Sisecam Wyoming less G&A incurred at the Partnership  Sisecam Wyoming to use all remaining cash flow to pay down debt

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Source: SIRE Financial Projections  7  SIRE Financial Projections – Sisecam Wyoming EBITDA  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Domestic Sales Volumes (mt)  1.17  1.26  1.19  1.11  1.11  1.19  1.19  Export Sales Volumes (mt)  1.35  1.26  1.19  1.11  1.11  1.19  1.19  Sales Volumes (mt)  2.52  2.52  2.37  2.22  2.22  2.37  2.37  Volume Growth (%)  (1.3%)  (0.1%)  (5.8%)  (6.4%)  --%  6.8%  --%  Domestic Gross Revenue  $289.1  $344.1  $330.4  $310.7  $314.5  $339.9  $344.2  Export Gross Revenue  435.1  440.9  407.7  374.4  369.5  398.9  396.2  Gross Revenue  $724.2  $784.9  $738.0  $685.2  $683.9  $738.8  $740.3  Domestic Freight  ($117.0)  ($132.7)  ($128.8)  ($124.2)  ($127.9)  ($140.7)  ($145.0)  Export Freight  (171.8)  (189.3)  (182.4)  (174.6)  (178.5)  (195.0)  (199.3)  Freight Costs  ($288.7)  ($321.9)  ($311.2)  ($298.8)  ($306.5)  ($335.7)  ($344.3)  Domestic Net Revenue  $172.1  $211.4  $201.6  $186.5  $186.5  $199.2  $199.2  Export Net Revenue  263.3  251.6  225.3  199.8  191.0  203.9  196.8  Net Revenue  $435.4  $463.0  $426.9  $386.4  $377.5  $403.1  $396.0  Average Net Realized Price  $172.87  $184.00  $180.00  $174.00  $170.00  $170.00  $167.00  Energy Costs  (66.1)  (76.0)  (63.7)  (60.9)  (62.3)  (68.1)  (69.6)  Personnel Costs  (82.0)  (88.7)  (89.3)  (91.2)  (93.9)  (97.6)  (100.6)  Royalties  (20.1)  (21.5)  (18.8)  (17.0)  (16.6)  (17.7)  (17.4)  Severance & Ad Valorem Taxes  (17.6)  (12.0)  (11.5)  (11.0)  (11.3)  (12.3)  (12.6)  Other  (71.4)  (83.0)  (75.6)  (67.9)  (62.6)  (72.2)  (73.8)  Cost of Goods Sold  ($257.3)  ($281.2)  ($259.0)  ($248.0)  ($246.7)  ($267.9)  ($274.0)  Gross Profit  $178.2  $181.8  $167.9  $138.3  $130.8  $135.2  $122.1  Gross Margin (% of Net Revenue)  40.9%  39.3%  39.3%  35.8%  34.6%  33.5%  30.8%  Operating Expenses  (23.3)  (23.8)  (20.4)  (20.9)  (21.4)  (21.9)  (22.3)  Sisecam Wyoming EBITDA  $154.9  $158.0  $147.5  $117.4  $109.4  $113.4  $99.7  EBITDA Margin (% of Net Revenue)  35.6%  34.1%  34.5%  30.4%  29.0%  28.1%  25.2%  For the Years Ending December 31,  ($ in millions)

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  ($ in millions)  Sisecam Wyoming EBITDA $154.9  $158.0  $147.5  $117.4  $109.4  $113.4  $99.7  Less: Cash Interest Expense (4.1)  (2.9)  (2.2)  (1.6)  (1.3)  (1.2)  (1.1)  Less: Maintenance Capital Expenditures (25.0)  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  Distributable Cash Flow $125.8  $129.6  $119.1  $89.1  $80.8  $84.3  $70.1  Sisecam Wyoming Distributed Cash Flow  Distributions to SIRE (51.0%)  $43.3  $52.9  $48.6  $41.3  $37.5  $39.1  $32.5  Distributions to NRP (49.0%)  41.6  50.8  46.7  39.7  36.0  37.5  31.2  Distributed Cash Flow  $85.0  $103.7  $95.3  $81.0  $73.5  $76.6  $63.7  Distributable Cash Flow Surplus / (Shortfall)  $40.8  $25.9  $23.8  $8.1  $7.3  $7.7  $6.4  Sisecam Wyoming Coverage Ratio  1.48x  1.25x  1.25x  1.10x  1.10x  1.10x  1.10x  SIRE Financial Projections – Sisecam Wyoming Cash Flow Summary  For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E  2027E  2028E  Sisecam Wyoming Distributable Cash Flow  Source: SIRE Financial Projections  8

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  ($ in millions)  Distributable Cash Flow Surplus / (Shortfall) $40.8  $25.9  $23.8  $8.1  $7.3  $7.7  $6.4  Increase / (Decrease) in Net Working Capital (27.5)  0.4  15.7  8.2  0.8  (9.8)  (1.0)  Cash from Revolver / (Cash to Revolver) --  --  --  --  1.4  5.7  --  Total Sources $13.3  $26.3  $39.5  $16.3  $9.5  $3.5  $5.4  Uses  Growth Capital Expenditures  $0.1  $--  $--  $--  $--  $--  $--  Mandatory Debt Paydown  8.6  8.8  9.1  9.3  9.5  3.5  4.9  Discretionary Debt Paydown  1.3  17.4  30.5  7.0  --  --  0.5  Cash to (from) Balance Sheet  (5.2)  --  --  --  --  --  --  Other  8.4  --  --  --  --  --  --  Total Uses  $13.3  $26.3  $39.5  $16.3  $9.5  $3.5  $5.4  Capital Structure  Total Debt  $148.6  $122.4  $82.8  $66.5  $58.4  $60.6  $55.2  Less: Cash  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  Net Debt  $143.6  $117.4  $77.8  $61.5  $53.4  $55.6  $50.2  Net Debt / Adjusted EBITDA  0.9x  0.7x  0.5x  0.5x  0.5x  0.5x  0.5x  SIRE Financial Projections – Sisecam Wyoming Sources and Uses  For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E  2027E  2028E  Sources  Source: SIRE Financial Projections  9

Confidential – Preliminary and Subject to Change

SIRE Situation Analysis

SIRE Financial Projections – SIRE Cash Flow Summary

($ in millions, except per unit amounts)

	For the Years Ending December 31,						
	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Consolidated EBITDA							
Sisecam Wyoming EBITDA	$154.9	$158.0	$147.5	$117.4	$109.4	$113.4	$99.7
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
SIRE Consolidated EBITDA	**$152.0**	**$154.0**	**$143.5**	**$113.4**	**$105.4**	**$109.4**	**$95.7**
EBITDA Attributable to SIRE							
SIRE'S 51% Share of Sisecam Wyoming EBITDA	$79.0	$80.6	$75.2	$59.9	$55.8	$57.8	$50.9
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
EBITDA Attributable to SIRE	**$76.1**	**$76.6**	**$71.2**	**$55.9**	**$51.8**	**$53.8**	**$46.9**
SIRE Distributable Cash Flow							
Distributions from Sisecam Wyoming	$43.3	$52.9	$48.6	$41.3	$37.5	$39.1	$32.5
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
Distributable Cash Flow	**$40.4**	**$48.9**	**$44.6**	**$37.3**	**$33.5**	**$35.1**	**$28.5**
Distributed Cash Flow							
Sisecam Chemicals	$29.1	$35.0	$32.1	$26.9	$24.1	$25.3	$20.5
Public	10.5	12.6	11.6	9.7	8.7	9.1	7.4
General Partner	0.8	1.3	0.9	0.7	0.7	0.7	0.6
Distributed Cash Flow	**$40.4**	**$48.9**	**$44.6**	**$37.3**	**$33.5**	**$35.1**	**$28.5**
Unit Ownership							
Sisecam Chemicals	14.6	14.6	14.6	14.6	14.6	14.6	14.6
Public	5.2	5.2	5.2	5.2	5.2	5.2	5.2
General Partner	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Total Units Outstanding	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**
Distributable Cash Flow per LP Unit	**$2.00**	**$2.40**	**$2.21**	**$1.85**	**$1.66**	**$1.74**	**$1.41**
Distribution per LP Unit	**2.00**	**2.40**	**2.21**	**1.85**	**1.66**	**1.74**	**1.41**
Distributable Cash Flow Surplus / (Shortfall)	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**

Source: SIRE Financial Projections

EVERCORE 10 ŞİŞECAM

 Confidential – Preliminary and Subject to Change  III.  Preliminary Valuation of SIRE Common Units

Confidential – Preliminary and Subject to Change

Preliminary Valuation of SIRE Common Units

Sensitivity Cases – Assumptions

Net Realized Pricing

Sensitivity Case # 1 and Sensitivity Case # 2

- Domestic and export net realized pricing reflects IHS netback forecasts **less $5.00 and $30.00 per metric ton**, respectively, from 2022E to 2028E
  - Based on the average historical difference between IHS pricing and SIRE realized pricing from 2012A to 2019A rounded to the nearest $1.00

Sensitivity Case # 3

- Domestic and export net pricing reflects IHS netback forecasts **less $26.00 and $39.00 per metric ton**, respectively, from 2022E to 2028E
  - Discounts informed by the 2018A−2020A average difference between IHS pricing and SIRE realized pricing

Soda Ash Volumes

Sensitivity Case # 1

- Same deca utilization assumptions as SIRE Financial Projections
- Soda ash production capacity utilization of 96.0%, consistent with 2012A−2019A historical average
  - Any reduction in deca-related production is assumed to be replaced through increased trona mining
  - Results in 2.40 million mtpa of soda ash production throughout projection period

Sensitivity Case # 2

- Unit 8 Expansion reaches FID by year-end 2022E, adding 1.0 million metric tons of new soda ash production capacity
  - Incremental capacity comes online at the beginning of 2025E
- Same deca and capacity utilization assumptions as 1

Sensitivity Case # 3

- Same as SIRE Financial Projections

Operating Costs

Sensitivity Case # 1 and Sensitivity Case # 2

- Before considering the cost effects of additional trona mining, non-freight operating costs as a percentage of net revenue are assumed to be:
  - Consistent with SIRE Financial Projections as a percentage of net revenue for 2022E, 2023E and 2024E; resulting in gross margins of 40.9%, 39.3% and 39.3%, respectively
  - Adjusted in 2025E and thereafter in line with the five-year trailing average gross margin through 2022E of 37.1%
- To account for the cost effects of increased trona mining given reduced availability of deca, production-related costs (energy, personnel, materials, maintenance and other) were increased in proportion to the increase in mining-related production volumes relative to available capacity (excluding deca)
  - Results in lower gross margins than those that would be achieved before giving effect to increased trona mining
- Royalties and production taxes based on a percentage of net revenue consistent with SIRE Financial Projections

Sensitivity Case # 3

- Non-freight operating costs as a percentage of net revenue are assumed to be:
  - Consistent with SIRE Financial Projections as a percentage of net revenue for 2022E, 2023E and 2024E; resulting in gross margins of 40.9%, 39.3% and 39.3%, respectively
  - Adjusted to 37.1% in 2025E and thereafter, in line with the five-year trailing average gross margin through 2022E

EVERCORE 11 ŞİŞECAM

 Confidential – Preliminary and Subject to Change  Preliminary Valuation of SIRE Common Units  Sensitivity Cases – Assumptions (cont’d)  Sensitivity Case # 1  Sensitivity Case # 2  Sensitivity Case # 3  Capital Expenditures  Same as SIRE Financial Projections  Includes a range of capital expenditure assumptions for the Unit 8 Expansion:   Low end of $504.2 million of growth capital expenditures, reflecting SIRE management’s 2019 estimate of $426.0 million adjusted for actual / projected inflation through 2023E   High end of $835.0 million, reflecting the upper end of SIRE management’s revised cost estimate as of July 2022, as provided on September 17, 2022  Expenditures incurred evenly throughout 2023E and 2024E  Same as SIRE Financial Projections  Debt  Same as SIRE Financial Projections  12

 Confidential – Preliminary and Subject to Change  COVID-19 Impacted  $75  $100  $125  $150  $175  $200  $225  2012A 2013A 2014A 2015A 2016A 2017A 2018A  2019A  2020A  2021A  COVID-19 Impacted  $75  $100  $125  $150  $200  $175  $225  2012A  2013A  2014A  2019A  2020A  2021A  Preliminary Valuation of SIRE Common Units  Historical Net Realized Pricing Trends – SIRE vs. IHS  Historical and Projected Soda Ash Pricing Trends – Domestic Sales vs. Exports  ($ per metric ton)  Source: SIRE management, IHS  Note: SIRE netback pricing for domestic sales and exports is expressed as the gross realized price less the freight cost per metric ton sold, respectively, by sales channel  Domestic Sales  Exports  Legend  SIRE Domestic, Net IHS Domestic, Net  Legend  SIRE ANSAC Export, Net  IHS Export, Net  $20.27  $11.17  $4.80  SIRE Net Realized Price Differential to IHS  ($3.09) ($11.74) ($17.91) ($22.62)  2015A 2016A 2017A 2018A  ($19.01)  ($35.99)  ($42.58)  ($26.41)  ($32.88)  ($29.02)  ($35.00)  ($42.78)  ($37.70)  SIRE Net Realized Price Differential to IHS  ($32.00) ($25.26) ($29.65) ($31.16)  Per SIRE management guidance, the appropriate differential vs. IHS is the 3-year average  13  from 2018A to 2020A, which is ($26) and ($39) for domestic sales and exports, respectively

 Confidential – Preliminary and Subject to Change  Preliminary Valuation of SIRE Common Units  Soda Ash Production from Mined Trona Ore  (metric tons in millions)  Soda Ash Production from Mined Trona Ore  1.69  1.65  1.61  1.67  1.74  1.78  1.74  1.79  2.08 2.11  2.02  1.95  2.05  1.54  1.74  1.81  1.89  1.86  1.91  2.03  2.04  2.06  2.00  2.12  1.82  2.04  2.21  1.50  1.25  1.00  0.75  0.50  0.25  1.75  2.00  2.25  2.50  1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021  Historical 2022E−2028E Projected  Source: SIRE management, SIRE Financial Projections  Note: Soda ash production from mined trona ora excludes production volumes from deca dehydration  14  Historically, annual soda ash production from mined trona ore, which excludes production from deca, has never exceeded SIRE management’s projection for 2022E to 2028E of approximately 2.2 mtpa per the SIRE Financial Projections

 Confidential – Preliminary and Subject to Change  30.8%  35.8% 36.0%  34.6% 36.0%  36.5%  33.5%  36.5%  40.9% 40.3% 40.9%  39.3% 38.7% 39.3%  39.3% 38.8% 39.3%  37.1%  37.1%  37.1%  37.1%  2022E  2023E 2024E 2025E 2026E  2027E  2028E  $2.40  $2.21  $1.85  $1.66  $1.74  $1.41  $2.96  $2.87  $2.76  $2.00 $2.00 $2.00  $2.90 $2.72  $3.00  $2.79  $2.58  $2.49  $2.54  $2.70  $2.47  2022E  2023E  2024E  2025E  2026E  2027E  2028E  $76.6  $71.2  $55.9  $51.8  $53.8  $46.9  $76.1 $77.7  $84.2  $81.5  $78.7  $77.0  $71.7  $92.6 $86.7  $95.7  $88.8  $73.3  $70.8  $72.3  $70.6  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Preliminary Valuation of SIRE Common Units  SIRE Financial Projections vs. Sensitivity Case #1 & Case #3  EBITDA  Attributable to SIRE  DCF / LP Unit  % Gross Margin  ($ in millions, except per unit amounts)  Source: SIRE Financial Projections, SIRE management  SIRE Financial Projections Sensitivity Case #1 Sensitivity Case #3  15  1  3

Confidential – Preliminary and Subject to Change

Preliminary Valuation of SIRE Common Units

Valuation Methodologies

- Evercore utilized the following methodologies to analyze the value of SIRE's Common Units:

Methodology	Description	Metrics / Assumptions
Discounted Cash Flow Analysis	■ Values SIRE Common Units based on the concepts of the time value of money ■ Using management's projections, Evercore: ▸ Utilized varying WACC discount rates and terminal values to derive valuation ranges for the SIRE Common Units ▸ Cash flows were discounted using WACC given allocated EBITDA-based cash flows ▸ Calculated terminal values based on a range of multiples of EBITDA as well as assumed perpetuity growth rates	■ Discounted the projected cash flows to assumed December 31, 2022 effective date ■ WACC based on the Capital Asset Pricing Model ("CAPM") ■ Unitholder effective tax rate of 29.6% (80.0% of 37.0% top bracket) from 2023E to 2025E and 37.0% thereafter ■ For the terminal value, tax depreciation assumed to equal maintenance capital expenditures ■ EBITDA exit multiple of 5.5x to 8.0x and a perpetuity growth rate of 0.5% to 1.5% ■ Sensitivity Case #2: Unit 8 Expansion's implied net present value per SIRE unit, calculated using discount rates ranging from 10.0% to 15.0% (the "Implied Unit 8 NPV per Unit"), was added to Sensitivity Case #1's implied SIRE unit value
Peer Group Trading Analysis	■ Values SIRE Common Units based on peer group's current market enterprise value multiples of relevant EBITDA ■ Peer group selected based on assets similar to those owned by SIRE	■ Enterprise value / EBITDA multiples applied to 2022E, 2023E and 2024E Adjusted EBITDA ■ Sensitivity Case #2: the Implied Unit 8 NPV per Unit was added to Sensitivity Case #1's implied SIRE unit value
Precedent M&A Transaction Analysis	■ Values SIRE Common Units based on transactions involving assets and businesses similar to those owned by SIRE	■ Transaction value / EBITDA multiples applied to 2023E EBITDA ■ Sensitivity Case #2: the Implied Unit 8 NPV per Unit was added to Sensitivity Case #1's implied SIRE unit value
Discounted Distributions Analysis	■ Values SIRE Common Units based on the present value of the future cash distributions to SIRE Common Unitholders	■ Discounted projected distributions to assumed December 31, 2022 effective date ■ Terminal yield range of 8.0% to 12.0% ▸ Cost of equity of 9.0% to 11.0% based on CAPM ■ Sensitivity Case #2: the Implied Unit 8 NPV per Unit was added to Sensitivity Case #1's implied SIRE unit value
Premiums Paid Analysis	■ Implied value of SIRE Common Units based on historical premiums paid in selected relevant cash midstream mergers	■ Median 1-Day and 30-Day premiums paid applied to relevant equity prices ■ Sensitivity Case #2: the Implied Unit 8 NPV per Unit was added to Sensitivity Case #1's implied SIRE unit value

For Reference Only

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 Confidential – Preliminary and Subject to Change  Peer Group Trading Analysis  Precedent M&A Transactions Analysis  Discounted Cash Flow Analysis  EBITDA Exit Multiple Perpetuity Growth  2022E EBITDA  2023E EBITDA  2024E EBITDA  2023E EBITDA  EBITDA Exit Multiple:  5.5x - 8.0x  Perpetuity Growth Rate: 0.5% - 1.5%  2022E EBITDA Multiple:  5.5x - 8.0x  2023E EBITDA Multiple: 5.0x - 7.5x  2024E EBITDA Multiple:  4.5x - 7.0x  2023E EBITDA Multiple: 6.0x - 8.5x  Range of 24.4% - 29.6%  Discount Rate: WACC of 8.25% - 9.25%  Terminal Yield of: 8.0% - 12.0%  Equity Cost of Capital of: 9.0% - 11.0%  Discounted Distributions Analysis  Premiums Paid Analysis  $14.37  $13.26  $17.09  $15.34  $12.24  $19.13  $14.91  $22.23  $18.93  $16.12  $26.51  $24.82  $21.05  $28.61  $19.52  $23.27  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $50.00  $45.00  $40.00  $35.00  Preliminary Valuation of SIRE Common Units  Valuation Summary – SIRE Financial Projections – Common Units  Proposed  Consideration:  $19.00  FOR REFERENCE ONLY  SIRE Financial Projections  17

 Confidential – Preliminary and Subject to Change  Peer Group Trading Analysis  Precedent M&A Transactions Analysis  Discounted Cash Flow Analysis  EBITDA Exit Multiple Perpetuity Growth  2022E EBITDA  2023E EBITDA  2024E EBITDA  2023E EBITDA  EBITDA Exit Multiple:  5.5x - 8.0x  Perpetuity Growth Rate: 0.5% - 1.5%  2022E EBITDA Multiple:  5.5x - 8.0x  2023E EBITDA Multiple: 5.0x - 7.5x  2024E EBITDA Multiple:  4.5x - 7.0x  2023E EBITDA Multiple: 6.0x - 8.5x  Discount Rate: WACC of 8.25% - 9.25%  Terminal Yield of: 8.0% - 12.0%  Equity Cost of Capital of: 9.0% - 11.0%  Discounted Distributions Analysis  $24.54  $16.97  $21.82  $24.99  $17.42  $21.95  $17.55  $9.98  $15.84  $19.31  $11.74  $17.76  $17.72  $10.15  $16.09  $23.90  $16.33  $22.05  $24.84  $17.27  $22.64  $31.96  $33.82  $28.54  $30.52  $32.38  $26.81  $27.17  $29.03  $24.72  $30.77  $32.63  $28.49  $29.56  $31.42  $27.08  $35.35  $37.22  $32.78  $33.56  $35.42  $30.61  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $35.00  $50.00  $45.00  $40.00  1. Valuation ranges represent Case 1 ranges plus / minus the upper / lower implied unit value of the Unit 8 Expansion assuming $504.2 million /   $835.0 million of Unit 8 growth capital expenditures and a discount rate for incremental Unit 8 unlevered free cash flows of 10.0% / 15.0%, respectively   Preliminary Valuation of SIRE Common Units  Valuation Summary – Sensitivity Cases #1, #2 and #3 – Common Units  Proposed Consideration:  $19.00  Sensitivity Case #1 Sensitivity Case #21  1 2  3  Sensitivity Case #3  18

 Confidential – Preliminary and Subject to Change  Peer Group Trading Analysis  Precedent M&A Transactions Analysis  Discounted Cash Flow Analysis  EBITDA Exit Multiple Perpetuity Growth  2022E EBITDA  2023E EBITDA  2024E EBITDA  2023E EBITDA  EBITDA Exit Multiple:  5.5x - 8.0x  Perpetuity Growth Rate: 0.5% - 1.5%  2022E EBITDA Multiple:  5.5x - 8.0x  2023E EBITDA Multiple: 5.0x - 7.5x  2024E EBITDA Multiple:  4.5x - 7.0x  2023E EBITDA Multiple: 6.0x - 8.5x  Discount Rate: WACC of 8.25% - 9.25%  Terminal Yield of: 8.0% - 12.0%  Equity Cost of Capital of: 9.0% - 11.0%  Discounted Distributions Analysis  $21.82  $21.95  $15.84  $17.76  $16.09  $22.05  $22.64  $28.54  $26.81  $24.72  $28.49  $27.08  $32.78  $30.61  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $35.00  $50.00  $45.00  $40.00  Preliminary Valuation of SIRE Common Units  •3 Valuation Summary – Sensitivity Case #3 – Common Units  Proposed Consideration:  $19.00  Sensitivity Case #3  19

 Confidential – Preliminary and Subject to Change  Appendix

 Confidential – Preliminary and Subject to Change  A. Weighted Average Cost of Capital Analysis

 Confidential – Preliminary and Subject to Change  Unit/Share Price  Market Equity  Total Debt and  Total Debt /  Adjusted  Unlevered  Partnership/Corporation  10/7/22  Value  Preferred Equity  Total Capitalization  Beta 1  B  Risk-free Rate 3  Unlevered Beta  Debt / Total Capitalization Adjusted Levered Equity Beta  WACC  Sup   0.39   0.44  0.49  0.54  Market Risk Premium 4  25.0%  8.4%  8.6%  8.9%  9.2%   Small Company Risk Premi  30.0%  8.3%  8.6%  8.8%  9.1%   Equity Cost of Cap  35.0%  8.2%  8.5%  8.7%  9.0%  Pre-Tax  4.1%  0.44  36.4%  Ciech SA  $6.68  $352.2  $422.5  54.5%  0  Genesis Energy, L.P.  10.15  1,244.2  4,160.9  77.0%  Türkiye Sise ve Cam Fabrikalari A.S.  1.60  4,778.2  2,054.2  30.1%  Solvay SA  82.30  8,489.5  4,861.4  CAPM  Tata Chemicals Limited  14.36  3,657.6  853.2  Mean   Median    Sisecam Resources LP $20.56 $415.3   Weighted Average Cost of Capital Analysis  SIRE WACC Analysis – Capital Asset Pricing Model  ($ in millions, except per unit / share amounts)  Note: Capital structure includes effect of dilutive securities and GP interest; does not attribute value to the IDRs  Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0  Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 29.6%  20-year Treasury as of October 7, 2022  Duff & Phelps for Decile 9, including companies with an equity market capitalization of $190.0 million to $451.8 million  Equity Cost of Capital calculated as: Risk-free rate of 3.8% + ( Levered Equity Beta of 0.63 × Market Risk Premium of 6.2% (Supply Side) or 7.3% (Historical) ) + Small Company Risk Premium of 2.3%  Based on ICE BofA US High Yield Index (BB)  Supply-Side MRP WACC Sensitivity  Historical MRP WACC Sensitivity   Debt / Total Cap    0.39 0.44 0.49 0.54    Debt / Total Cap   40.0%  8.1%  8.4%  8.6%  8.9%  45.0%  8.0%  8.3%  8.5%  8.8%  25.0%  8.7%  9.1%  9.4%  9.7%  30.0%  8.6%  9.0%  9.3%  9.6%  35.0%  8.5%  8.9%  9.2%  9.5%  40.0%  8.4%  8.8%  9.1%  9.4%  45.0%  8.3%  8.7%  9.0%  9.3%  20

 Confidential – Preliminary and Subject to Change  B. Preliminary Valuation Detail – SIRE Financial Projections

 Confidential – Preliminary and Subject to Change  Source: SIRE Financial Projections  51% of Sisecam Wyoming EBITDA less $4.0 million SIRE G&A  2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%); cash taxes assum  Assumes unitholder tax rate of 29.6% from 2023E to 2025E and 37.0% thereafter  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution   For the Years Ending December 31,    2023E 2024E 2025E 2026E 2027E 2028E   Perpetuity   Growth   Exit   Multiple   $46.91  Sisecam Wyoming EBITDA  Less: Tax Depreciation and Amortization2  $158.0 (413.6)  $147.5 (21.7)  $117.4 (39.8)  $109.4 (53.8)  $113.4 (63.2)  $99.7 (67.7)  $99.7 (28.6)  EBIT  Less: Cash Taxes3  ($255.5)  --  $125.8  (7.4)  $77.7 (4.6)  $55.6 (4.1)  $50.2 (3.7)  $32.0 (8.8)  $71.1 (26.3)  $44.8 28.6  (28.6)  EBIAT  Plus: Tax Depreciation and Amortization Less: Capital Expenditures  Less: Changes in NWC  ($255.5) 413.6  (25.6)  0.4  $118.4 21.7  (26.1)  15.7  $73.1 39.8  (26.7)  8.2  $51.5 53.8  (27.3)  0.8  $46.5 63.2  (27.9)  (9.8)  $23.2 67.7  (28.6)  (1.0)  -  Sisecam Wyoming Unlevered Free Cash Flow SIRE Interest in Sisecam Wyoming  $132.8 51.0%  $129.6 51.0%  $94.3 51.0%  $78.7 51.0%  $71.9 51.0%  $61.3 51.0%  $44.8 51.0%  SIRE Share of Sisecam Wyoming Unlevered Free Cash Flow Less: SIRE G&A  $67.7 (4.0)  $66.1 (4.0)  $48.1 (4.0)  $40.1 (4.0)  $36.7 (4.0)  $31.3 (4.0)  $22.9 (4.0)  $63.7  $62.1  $44.1  $36.1  $32.7  $27.3  SIRE Unlevered Free Cash Flow  EBITDA Multiple / Perpetuity Growth Rate  6.75x  $18.9  1.0%  $316.3  191.2  Implied Terminal Value  Present Value of Terminal Value @ 8.75% Discount Rate  Plus: Present Value of Unlevered Free Cash Flow @ 8.75% Discount Rate  − $245.8  − 148.6  218.1  Implied Enterprise Value  $409.3 − $366.7  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (73.2)  $336.1  Implied Equity Value  SIRE LP Units Outstanding4  − $293.5  20.2  Implied SIRE LP Unit Value  $16.64 − $14.53  Discounted Cash Flow Analysis  Preliminary Valuation Detail – SIRE Financial Projections  4.25x  8.00x  9.25x  --%  1.5%  2.0%  Terminal Exit Multiple 5.50x 6.75x  $15.61 $17.52  $19.37  Perpetuity Growth Rate 0.5% 1.0%  $15.78 $16.44  $17.20  15.17  14.76  14.37  17.10  16.64  16.20  18.93  18.49  18.02  14.86  14.02  13.26  15.45  14.53  13.71  16.12  15.11  14.21  7.75%  8.25%  8.75%  9.25%  9.75%  $13.62 13.24  12.88  12.53  12.20  13.99 15.77 17.54  $21.22 20.73  20.25  19.78  19.31  7.75%  8.25%  8.75%  9.25%  9.75%  $15.20 14.33  13.56  12.87  12.24  12.59 12.97 13.41  $18.09 16.86  15.78  14.78  13.90  WACC  WACC  Unit Price Sensitivity Analysis  ($ in millions, except per unit amounts)

Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

Peer Group Trading Analysis

($ in millions, except per share/unit amounts)

Partnership / Corporation	Price 10/7/22	% of 52-Week High[2]	Equity Value	Enterprise Value	EV / EBITDA 2022E	EV / EBITDA 2023E	EV / EBITDA 2024E	Net Debt / 2022E EBITDA	Soda Ash % Revenue
Chemical Companies with Soda Ash Operations									
Ciech SA	$6.68	59.2%	$352	$647	4.1x	4.1x	4.0x	1.9x	40.9%
Genesis Energy, L.P.	10.15	75.3%	1,244	5,695	8.4	7.7	7.2	5.0	30.3%
Türkiye Sise ve Cam Fabrikalari A.S.	1.60	98.3%	4,778	6,674	6.0	5.0	4.5	1.1	30.0%
Solvay SA	82.30	64.3%	8,490	11,954	4.3	5.0	4.8	1.2	15.4%
Tata Chemicals Limited	14.36	93.4%	3,658	4,528	11.4	10.4	9.9	1.9	15.0%
Mean					**6.8x**	**6.5x**	**6.1x**	**2.2x**	**26.3%**
Median					**6.0**	**5.0**	**4.8**	**1.9**	**30.0%**
Other MLPs									
Alliance Resource Partners, L.P.	$24.31	88.0%	$3,181	$3,515	3.6x	3.1x	2.7x	0.3x	--%
Natural Resource Partners L.P.	40.99	80.7%	542	1,246	3.8	NM	NM	0.7	14.7%
Mean					**3.7x**	**3.1x**	**2.7x**	**0.5x**	**7.3%**
Median					**3.7**	**3.1**	**2.7**	**0.5**	**7.3%**
Sisecam Resources LP[2]	**$20.56**	**87.4%**	**$415**	**$965**	**6.4x**	**6.3x**	**6.7x**	**1.0x**	**100.0%**

Source: Public filings and FactSet
Note: No peer group company is directly comparable to SIRE
1. As of October 7, 2022
2. Based on SIRE Financial Projections

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Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

Peer Group Trading Analysis (cont'd)

($ in millions, except per unit amounts)

2022E EBITDA Attributable to SIRE		$76.1	
Relevant EBITDA Multiple	5.5x	–	8.0x
Implied Enterprise Value Based on 2022E Adjusted EBITDA	**$418.5**	–	**$608.8**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(73.2)	
Implied SIRE Equity Value	$345.3	–	$535.5
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2022E Adjusted EBITDA	**$17.09**	–	**$26.51**
2023E EBITDA Attributable to SIRE		$76.6	
Relevant EBITDA Multiple	5.0x	–	7.5x
Implied Enterprise Value Based on 2023E Adjusted EBITDA	**$383.0**	–	**$574.5**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(73.2)	
Implied SIRE Equity Value	$309.8	–	$501.3
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2023E Adjusted EBITDA	**$15.34**	–	**$24.82**
2024E EBITDA Attributable to SIRE		$71.2	
Relevant EBITDA Multiple	4.5x	–	7.0x
Implied Enterprise Value Based on 2024E Adjusted EBITDA	**$320.4**	–	**$498.4**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(73.2)	
Implied SIRE Equity Value	$247.2	–	$425.2
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2024E Adjusted EBITDA	**$12.24**	–	**$21.05**

Source: SIRE Financial Projections
1. Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution

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Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

Precedent M&A Transactions Analysis

($ in millions, except per unit amounts)

Precedent Green River Basin Soda Ash Transactions[1]

Date Announced	Acquiror / Target (Seller)	Transaction Value	Transaction Value / EBITDA
05/2022	Solvay SA / Remaining 20% interest in Solvay Soda Ash Joint Venture (AGC)	$120.0	5.3x
12/2021	Sisecam Chemicals USA Inc. / 60% stake in Ciner Resources Corporation (Ciner Enterprises)	300.0	7.2[2] / 9.7[3]
12/2019	Valley Holdings Inc. (Tata Chemials) / Remaining 25% in Tata Chemicals (Soda Ash) Partners Holdings (The Andover Group, Inc.)	195.0	7.7
08/2017	Genesis Energy, L.P. / 100% of Tronox's Alkali Business, including trona mining, production and marketing assets (Tronox Limited)	1,325.0	8.0
07/2015	Park Holding A.S. (Ciner Group) / 73% LP interest, 2% GP interest and related IDRs in OCI Resources LP (OCI Company Ltd.)	429.0	9.5
02/2015	Tronox US Holdings Inc. / FMC's Alkali Chemicals business (FMC Corporation)	1,640.0	9.0
10/2014	FMC Corporation / Remaining 6.25% minority interest in FMC Wyoming Corp. (Sumitomo)	95.7	8.4
03/2013	FMC Corporation / Additional 6.25% minority interest in FMC Wyoming Corp. (Nippon Sheet Glass)	80.0	NA
01/2013	Natural Resource Partners LP / 48.51% stake in OCI Wyoming L.P., 20% interest in OCI Wyoming Co. (Anadarko)	310.0	9.0
01/2008	Tata Chemicals Ltd. / General Chemical Industrial Products Inc.	1,005.0	NA
	Min		**5.3x**
	Mean		**8.0**
	Median		**8.2**
	Max		**9.5**

Precedent M&A Transaction Analysis – SIRE Financial Projections

	Low		High
SIRE Share of 2023E EBITDA (Post - SIRE G&A)		$76.6	
Relevant EBITDA Multiple	6.0x	–	8.5x
Implied Enterprise Value Based on 2023E Adjusted EBITDA	**$459.6**	–	**$651.1**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(73.2)	
Implied Equity Value	**$386.4**	–	**$577.9**
SIRE LP Units Outstanding[4]		20.2	
Implied SIRE Unit Price Range - 2023E Adjusted EBITDA	**$19.13**	–	**$28.61**

Source: Public filings, Wall Street research, SIRE Financial Projections
1. No transaction is directly comparable to the Proposed Transaction
2. Implied multiple assuming a 15% premium for change of control for Sisecam Wyoming, grossed up value of Sisecam Wyoming and EBITDA of $152.0 million
3. Implied multiple assuming no value allocated to change of control for Sisecam Wyoming, grossed up value of Sisecam Wyoming and EBITDA of $152.0 million
4. Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution

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 Confidential – Preliminary and Subject to Change  Preliminary Valuation Detail – SIRE Financial Projections  Discounted Distributions Analysis  SIRE Distribution per LP Unit (Cash, As Paid)1  $2.40  $2.21  $1.85  $1.66  $1.74  $1.41  $1.41  –  $1.41  Terminal Yield2  12.0%  8.0%  Terminal Value  $11.75  $17.63  Equity Cost of Capital Based on CAPM  Present Value @ 8.0% Cost of Equity  $16.63  –  $20.33  Present Value @ 9.0% Cost of Equity  16.02  –  19.52  Present Value @ 10.0% Cost of Equity  15.45  –  18.76  Present Value @ 11.0% Cost of Equity  14.91  –  18.05  Present Value @ 12.0% Cost of Equity  14.39  –  17.37  Implied SIRE Unit Value – Based on CAPM  $14.91  –  $19.52  For the Years Ending   December 31,    2023E 2024E 2025E 2026E 2027E 2028E    Terminal Value Low High  ($ per unit)  2.  Based on SIRE’s 52-week yield range of 6.1% to 14.1% with a median of 9.4% and mean of 10.0%. Current yield is 9.7% as of October 7, 2022  25  Source: FactSet, SIRE Financial Projections  1. Values LP units based on LP unit distributions and does not consider GP distributions

Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

For Reference Only

Premiums Paid Analysis

Date Announced	Acquiror / Target	Consideration	Premium[1] 1-Day Prior Spot	Premium[1] 30-Day VWAP
07/28/22	PBF Energy Inc. / PBF Logistics LP	Cash/Stock-for-Unit	(3.0%)	13.4%
07/25/22	Shell USA, Inc. / Shell Midstream Partners, L.P.	Cash-for-Unit	23.0%	24.7%
06/02/22	Hartree Partners, LP / Sprague Resources LP	Cash-for-Unit	25.2%	24.1%
05/25/22	Höegh LNG Holdings Ltd / Höegh LNG Partners LP	Cash-for-Unit	35.0%	39.4%
05/16/22	Diamondback Energy / Rattler Midstream LP	Stock-for-Unit	17.3%	8.7%
04/22/22	Ergon, Inc. / Blueknight Energy Partners, L.P.	Cash-for-Unit	40.9%	40.7%
12/20/21	BP p.l.c / BP Midstream Partners LP	Stock-for-Unit	10.8%	3.0%
10/27/21	Phillips 66 / Phillips 66 Partners LP	Stock-for-Unit	4.8%	10.6%
10/04/21	Stonepeak Infrastructure Partners / Teekay LNG Partners LP	Cash-for-Unit	8.3%	7.6%
08/23/21	Landmark Dividend / Landmark Infrastructure Partners LP	Cash-for-Unit	38.4%	35.6%
03/05/21	Chevron Corporation / Noble Midstream Partners LP	Stock-for-Unit	16.7%	23.5%
12/15/20	TC Energy Corporation / TC PipeLines, LP	Stock-for-Unit	19.5%	10.0%
07/27/20	CNX Resources Corporation / CNX Midstream Partners	Stock-for-Unit	28.1%	16.1%
02/27/20	Equitrans Midstream Corporation / EQM Midstream Partners, LP	Stock-for-Unit	(1.5%)	(11.2%)
12/17/19	Blackstone Infrastructure Partners / Tallgrass Energy LP	Cash-for-Unit	56.4%	22.7%
10/01/19	Brookfield Business Partners L.P. / Teekay Offshore Partners L.P.	Cash-for-Unit	28.1%	9.8%
05/10/19	IFM Investors / Buckeye Partners, L.P.	Cash-for-Unit	27.5%	22.9%
05/08/19	MPLX LP / Andeavor (Marathon Petroleum Corporation; Andeavor Logistic	Unit-for-Unit	1.8%	0.5%
04/02/19	UGI Corporation / AmeriGas Partners, L.P.	Cash/Stock-for-Unit	13.5%	22.2%
03/18/19	ArcLight Energy Partners Fund V, L.P. / American Midstream, LP	Cash-for-Unit	31.2%	32.0%
02/05/19	SunCoke Energy, Inc. / SunCoke Energy Partners, L.P.	Stock-for-Unit	9.3%	31.2%
All Transactions	**Min**		**(3.0%)**	**(11.2%)**
	Median		**19.5%**	**22.2%**
	Mean		**20.5%**	**18.4%**
	Max		**56.4%**	**40.7%**
Cash-for-Unit	**Min**		**8.3%**	**7.6%**
	Median		**29.6%**	**24.4%**
	Mean		**31.4%**	**25.9%**
	Max		**56.4%**	**40.7%**

Source: Bloomberg, FactSet, Public filings
Note: No transaction is directly comparable to the Proposed Transaction
1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares / units on the last trading day prior to announcement plus any cash received, by the 30-trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement

EVERCORE 26 ŞİŞECAM

Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

For Reference Only

Premiums Paid Analysis (cont'd)

($ per unit)

Summary Results – Cash-for-Unit Transactions

1-Day Prior Spot Unit Price as of July 5, 2022	$17.95
Median 1-Day Prior Spot Price Premium	29.6%
Implied Purchase Pirce based on a Median 1-Day Prior Spot Price Premium	**$23.27**
30-Day VWAP as of July 5, 2022	$17.87
Median 30-Day VWAP Premium	24.4%
Implied Purchase Pirce based on a Median 30-Day VWAP Premium	**$22.23**

Source: FactSet

EVERCORE

27

ŞİŞECAM

 Confidential – Preliminary and Subject to Change  C. Financial Projections and Preliminary Valuation Detail – Sensitivity Case #1

 Confidential – Preliminary and Subject to Change  40.9% 40.3%  39.3% 38.7%  39.3% 38.8%  35.8% 36.0%  34.6% 36.0%  33.5% 36.5%  36.5%  30.8%  2022E  2023E  2024E 2025E 2026E  2027E  2028E  $2.40  $2.21  $1.85  $1.66  $1.74  $1.41  $2.00 $2.00  $2.90  $3.00  $2.96  $2.87  $2.76  $2.70  2022E  2023E  2024E  2025E  2026E  2027E  2028E  $76.6  $71.2  $55.9  $51.8  $53.8  $46.9  $76.1 $77.7  $92.6  $95.7  $84.2  $81.5  $78.7  $77.0  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #1  SIRE Financial Projections vs. Sensitivity Case #1  SIRE Financial Projections Sensitivity Case #1  EBITDA  Attributable to SIRE  DCF / LP Unit  % Gross Margin  1  Source: SIRE Financial Projections, SIRE management  28  ($ in millions, except per unit amounts)

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #1  SIRE Financial Projections, SIRE management  29  Sisecam Wyoming EBITDA – Sensitivity Case #1  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Domestic Sales Volumes (mt)  1.17  1.26  1.20  1.20  1.20  1.20  1.20  Export Sales Volumes (mt)  1.35  1.26  1.20  1.20  1.20  1.20  1.20  Sales Volumes (mt)  2.52  2.52  2.40  2.40  2.40  2.40  2.40  Volume Growth (%)  (1.3%)  (0.1%)  (4.6%)  --%  --%  --%  --%  Domestic Gross Revenue  $337.6  $381.8  $399.2  $399.1  $402.0  $384.6  $393.3  Export Gross Revenue  400.5  491.2  472.6  462.3  454.6  458.9  451.4  Gross Revenue  $738.1  $873.0  $871.8  $861.4  $856.6  $843.5  $844.7  Domestic Freight  ($117.0)  ($132.7)  ($130.3)  ($134.3)  ($138.3)  ($142.4)  ($146.7)  Export Freight  (171.8)  (189.3)  (184.6)  (188.7)  (193.0)  (197.3)  (201.8)  Freight Costs  ($288.7)  ($321.9)  ($314.9)  ($323.0)  ($331.3)  ($339.7)  ($348.5)  Domestic Net Revenue  $220.6  $249.1  $268.8  $264.8  $263.7  $242.2  $246.6  Export Net Revenue  228.7  302.0  288.0  273.6  261.6  261.6  249.6  Net Revenue  $449.4  $551.1  $556.8  $538.4  $525.3  $503.8  $496.2  Average Net Realized Price  $178.40  $219.00  $232.02  $224.33  $218.89  $209.90  $206.75  Energy Costs  (69.0)  (91.5)  (83.9)  (87.9)  (85.7)  (81.4)  (80.2)  Personnel Costs  (85.6)  (106.7)  (117.8)  (126.3)  (123.2)  (117.1)  (115.3)  Royalties  (20.8)  (25.6)  (24.5)  (23.7)  (23.1)  (22.2)  (21.8)  Severance & Ad Valorem Taxes  (18.2)  (14.2)  (15.0)  (16.3)  (15.9)  (15.2)  (15.0)  Other  (74.5)  (99.9)  (99.7)  (90.5)  (88.3)  (83.9)  (82.6)  Cost of Goods Sold  ($268.1)  ($337.9)  ($340.9)  ($344.6)  ($336.2)  ($319.8)  ($315.0)  Gross Profit  $181.3  $213.2  $215.9  $193.8  $189.1  $184.0  $181.2  Gross Margin (% of Net Revenue)  40.3%  38.7%  38.8%  36.0%  36.0%  36.5%  36.5%  Operating Expenses  (23.3)  (23.8)  (20.4)  (20.9)  (21.4)  (21.9)  (22.3)  Sisecam Wyoming EBITDA  $158.0  $189.4  $195.5  $172.9  $167.7  $162.1  $158.9  EBITDA Margin (% of Net Revenue)  35.2%  34.4%  35.1%  32.1%  31.9%  32.2%  32.0%  For the Years Ending December 31,  ($ in millions)  1

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #1  Sisecam Wyoming EBITDA $158.0  $189.4  $195.5  $172.9  $167.7  $162.1  $158.9  Less: Cash Interest Expense (4.1)  (2.8)  (1.9)  (1.2)  (0.7)  (0.6)  (0.4)  Less: Maintenance Capital Expenditures (25.0)  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  Distributable Cash Flow $128.9  $161.0  $167.4  $145.0  $139.7  $133.6  $129.9  Sisecam Wyoming Distributed Cash Flow  Distributions to SIRE (51.0%)  $43.2  $65.7  $68.3  $67.2  $64.7  $62.0  $60.2  Distributions to NRP (49.0%)  41.5  63.1  65.6  64.6  62.2  59.5  57.9  Distributed Cash Flow  $84.8  $128.8  $133.9  $131.8  $127.0  $121.5  $118.1  Distributable Cash Flow Surplus / (Shortfall)  $44.1  $32.2  $33.5  $13.2  $12.7  $12.1  $11.8  Sisecam Wyoming Coverage Ratio  1.52x  1.25x  1.25x  1.10x  1.10x  1.10x  1.10x  Sisecam Wyoming Cash Flow Summary – Sensitivity Case #1  For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E  2027E  2028E  Sisecam Wyoming Distributable Cash Flow  SIRE Financial Projections, SIRE management  30  ($ in millions)  1

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #1  Sisecam Wyoming Sources and Uses – Sensitivity Case #1  For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E  2027E  20  Sources  Distributable Cash Flow Surplus / (Shortfall) $44.1  $32.2  $33.5  $13.2  $12.7  Increase / (Decrease) in Net Working Capital (27.5)  Cash from Revolver / (Cash to Revolver) --  0.4  --  15.7  --  8.2  --  0.  Total Sources $16.6  $32.5  $49.2  $21.4  Uses  Growth Capital Expenditures  $0.1  $--  Mandatory Debt Paydown  8.6  8.8  Discretionary Debt Paydown  2.4  Cash to (from) Balance Sheet  Other  (5.2)  Total Uses  Capital Structure  Total Debt Less: Cash  Net Debt  N  ($ in millions)  SIRE Financial Projections, SIRE management  31  1

Confidential – Preliminary and Subject to Change

Financial Projections and Preliminary Valuation Detail – Sensitivity Case #1

1 SIRE Cash Flow Summary – Sensitivity Case #1

($ in millions, except per unit amounts)

	For the Years Ending December 31,						
	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Consolidated EBITDA							
Sisecam Wyoming EBITDA	$158.0	$189.4	$195.5	$172.9	$167.7	$162.1	$158.9
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
SIRE Consolidated EBITDA	**$155.1**	**$185.4**	**$191.5**	**$168.9**	**$163.7**	**$158.1**	**$154.9**
EBITDA Attributable to SIRE							
SIRE'S 51% Share of Sisecam Wyoming EBITDA	$80.6	$96.6	$99.7	$88.2	$85.5	$82.7	$81.0
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
EBITDA Attributable to SIRE	**$77.7**	**$92.6**	**$95.7**	**$84.2**	**$81.5**	**$78.7**	**$77.0**
SIRE Distributable Cash Flow							
Distributions from Sisecam Wyoming	$43.2	$65.7	$68.3	$67.2	$64.7	$62.0	$60.2
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
Distributable Cash Flow	**$40.3**	**$61.7**	**$64.3**	**$63.2**	**$60.7**	**$58.0**	**$56.2**
Distributed Cash Flow							
Sisecam Chemicals	$29.1	$42.2	$43.7	$43.1	$41.7	$40.2	$39.2
Public	10.5	15.2	15.8	15.5	15.0	14.5	14.1
General Partner	0.8	4.2	4.9	4.6	4.0	3.3	2.9
Distributed Cash Flow	**$40.3**	**$61.7**	**$64.3**	**$63.2**	**$60.7**	**$58.0**	**$56.2**
Unit Ownership							
Sisecam Chemicals	14.6	14.6	14.6	14.6	14.6	14.6	14.6
Public	5.2	5.2	5.2	5.2	5.2	5.2	5.2
General Partner	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Total Units Outstanding	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**
Distributable Cash Flow per LP Unit	**$2.00**	**$2.90**	**$3.00**	**$2.96**	**$2.87**	**$2.76**	**$2.70**
Distribution per LP Unit	**2.00**	**2.90**	**3.00**	**2.96**	**2.87**	**2.76**	**2.70**
Distributable Cash Flow Surplus / (Shortfall)	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**

SIRE Financial Projections, SIRE management

EVERCORE
32
ŞIŞECAM

 Confidential – Preliminary and Subject to Change  4.25x  Terminal Exit Multiple 5.50x 6.75x  8.00x  9.25x  --%  Perpetuity Growth Rate 0.5% 1.0%  1.5%  2.0%  $26.60 $29.64  $32.69  $29.80 $31.12  $32.65  25.88  25.19  24.54  28.99  28.27  27.52  31.96  31.25  30.51  28.08  26.45  24.99  29.23  27.48  25.88  30.52  28.65  26.89  7.75%  8.25%  8.75%  9.25%  9.75%  $23.35 22.71  22.11  21.53  20.98  23.90 26.82 29.72  $35.73 34.92  34.13  33.36  32.62  7.75%  8.25%  8.75%  9.25%  9.75%  $28.65 27.03  25.54  24.20  23.00  23.70 24.47 25.34  $34.44 32.01  29.93  28.03  26.32  WACC  WACC   For the Years Ending December 31,    2023E 2024E 2025E 2026E 2027E 2028E   Perpetuity   Growth   Exit   Multiple   $77.01  Sisecam Wyoming EBITDA  Less: Tax Depreciation and Amortization2  $189.4 (661.2)  $195.5 (21.7)  $172.9 (39.8)  $167.7 (53.8)  $162.1 (63.2)  $158.9 (67.7)  $158.9 (28.6)  EBIT  Less: Cash Taxes3  ($471.9)  --  $173.8 (10.3)  $133.1  (7.9)  $114.0  (8.4)  $98.9 (7.3)  $91.2 (13.0)  $130.3 (48.2)  $82.1 28.6  (28.6)  EBIAT  Plus: Tax Depreciation and Amortization Less: Capital Expenditures  Less: Changes in NWC  ($471.9) 661.2  (25.6)  0.4  $163.5 21.7  (26.1)  15.7  $125.3 39.8  (26.7)  8.2  $105.5 53.8  (27.3)  0.8  $91.6 63.2  (27.9)  (9.8)  $78.2 67.7  (28.6)  (1.0)  -  Sisecam Wyoming Unlevered Free Cash Flow SIRE Interest in Sisecam Wyoming  $164.1 51.0%  $174.8 51.0%  $146.5 51.0%  $132.7 51.0%  $117.0 51.0%  $116.3 51.0%  $82.1 51.0%  SIRE Share of Sisecam Wyoming Unlevered Free Cash Flow Less: SIRE G&A  $83.7 (4.0)  $89.1 (4.0)  $74.7 (4.0)  $67.7 (4.0)  $59.7 (4.0)  $59.3 (4.0)  $41.9 (4.0)  $79.7  $85.1  $70.7  $63.7  $55.7  $55.3  SIRE Unlevered Free Cash Flow  EBITDA Multiple / Perpetuity Growth Rate  6.75x  $37.9  1.0%  $493.5  298.3  Implied Terminal Value  Present Value of Terminal Value @ 8.75% Discount Rate  Plus: Present Value of Unlevered Free Cash Flow @ 8.75% Discount Rate  $519.9 −  314.3 −  329.4  Implied Enterprise Value  $643.7  −  $627.7  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (72.7)  $555.0  Implied Equity Value  SIRE LP Units Outstanding4  $570.9 − 20.2  Implied SIRE LP Unit Value  $28.27 −  $27.48  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #1  Unit Price Sensitivity Analysis  4.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  33  Source: SIRE Financial Projections, SIRE management  51% of Sisecam Wyoming EBITDA less $4.0 million SIRE G&A  2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%)  Assumes unitholder tax rate of 29.6% from 2023E to 2025E and 37.0% thereafter  Discounted Cash Flow Analysis – Sensitivity Case #1  ($ in millions, except per unit amounts)  1

Confidential – Preliminary and Subject to Change

Financial Projections and Preliminary Valuation Detail – Sensitivity Case #1

1 Peer Group Trading Analysis – Sensitivity Case #1

($ in millions, except per unit amounts)

2022E EBITDA Attributable to SIRE		$77.7	
Relevant EBITDA Multiple	5.5x	–	8.0x
Implied Enterprise Value Based on 2022E Adjusted EBITDA	**$427.3**	–	**$621.5**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(72.7)	
Implied SIRE Equity Value	$354.5	–	$548.7
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2022E Adjusted EBITDA	**$17.55**	–	**$27.17**

2023E EBITDA Attributable to SIRE		$92.6	
Relevant EBITDA Multiple	5.0x	–	7.5x
Implied Enterprise Value Based on 2023E Adjusted EBITDA	**$462.9**	–	**$694.3**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(72.7)	
Implied SIRE Equity Value	$390.1	–	$621.6
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2023E Adjusted EBITDA	**$19.31**	–	**$30.77**

2024E EBITDA Attributable to SIRE		$95.7	
Relevant EBITDA Multiple	4.5x	–	7.0x
Implied Enterprise Value Based on 2024E Adjusted EBITDA	**$430.6**	–	**$669.8**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(72.7)	
Implied SIRE Equity Value	$357.9	–	$597.1
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2024E Adjusted EBITDA	**$17.72**	–	**$29.56**

Source: SIRE Financial Projections
1. Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution

EVERCORE 34 ŞİŞECAM

 Confidential – Preliminary and Subject to Change  Source: Public filings, Wall Street research, SIRE Financial Projections  1. Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #1  Precedent M&A Transactions Analysis – Sensitivity Case #1  Precedent M&A Transaction Analysis  35  ($ in millions, except per unit amounts)  1

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #1  Discounted Distributions Analysis – Sensitivity Case #1  ($ per unit)  SIRE Distribution per LP Unit (Cash, As Paid)1  $2.90  $3.00  $2.96  $2.87  $2.76  $2.70  $2.70  –  $2.70  Terminal Yield2  12.0%  8.0%  Terminal Value  $22.46  $33.69  Equity Cost of Capital Based on CAPM  Present Value @ 8.0% Cost of Equity  $27.97  –  $35.05  Present Value @ 9.0% Cost of Equity  26.87  –  33.56  Present Value @ 10.0% Cost of Equity  25.83  –  32.16  Present Value @ 11.0% Cost of Equity  24.84  –  30.85  Present Value @ 12.0% Cost of Equity  23.91  –  29.60  Implied SIRE Unit Value – Based on CAPM  $24.84  –  $33.56  For the Years Ending   December 31,    2023E 2024E 2025E 2026E 2027E 2028E    Terminal Value Low High  1  36  Source: FactSet, SIRE Financial Projections  Values LP units based on LP unit distributions and does not consider GP distributions  Based on SIRE’s 52-week yield range of 6.1% to 14.1% with a median of 9.4% and mean of 10.0%. Current yield is 9.7% as of October 7, 2022

 Confidential – Preliminary and Subject to Change  D. Sensitivity Case #2 – Illustrative Unit 8 Expansion Economics

Confidential – Preliminary and Subject to Change

Sensitivity Case #2 – Illustrative Unit 8 Expansion Economics

2 Illustrative Unit 8 Expansion Economics

($ in millions, except per unit amounts)

- Evercore analyzed the illustrative returns of the Unit 8 Expansion
- Assumptions are consistent with the Sensitivity Case #2
  - Unit 8 growth capital expenditures ranging from $504.2 million to $835.0 million, spent evenly throughout 2023E and 2024E
  - 1.0 million metric tons of new soda ash production capacity coming online January 1, 2025
- Terminal Value assumes a 6.75x EBITDA multiple

Unit 8 Expansion Internal Rate of Return

	For the Years Ending December 31,						Exit
	2023E	2024E	2025E	2026E	2027E	2028E	Multiple
Initial Investment	($252.1)	($252.1)	$--	$--	$--	$--	
SIRE's Share of Initial Investment (51%)	(128.6)	(128.6)	--	--	--	--	
Incremental EBITDA	$--	$--	$81.8	$79.8	$75.7	$74.5	
SIRE's Share of Incremental EBITDA (51%)	--	--	41.7	40.7	38.6	38.0	$38.0
Incremental Unlevered Free Cash Flow	($252.1)	($241.8)	$89.6	$88.2	$83.0	$87.6	
SIRE's Share of Incremental Unlevered Free Cash Flow (51%)	**(128.6)**	**(123.3)**	**45.7**	**45.0**	**42.3**	**44.7**	
EBITDA Multiple							6.75x
Implied Terminal Value							**$256.6**
Total Unlevered Free Cash Flow to SIRE from Unit 8 Expansion	**($128.6)**	**($123.3)**	**$45.7**	**$45.0**	**$42.3**	**$44.7**	**$256.6**

IRR	14.2%

Implied Unit 8 NPV

Discount Rate	Unit 8 Growth Capital Expenditures: $504.2	$600.0	$700.0	$835.0
10.0%	**$37.6**	($6.8)	($53.2)	($115.9)
11.0%	27.7	(16.3)	(62.3)	(124.4)
12.0%	18.5	(25.2)	(70.8)	(132.3)
13.0%	9.8	(33.4)	(78.7)	(139.7)
14.0%	1.7	(41.2)	(86.0)	(146.5)
15.0%	(5.9)	(48.4)	(92.9)	**(152.9)**

Impact to Implied SIRE Common Unit Value

Discount Rate	Unit 8 Growth Capital Expenditures: $504.2	$600.0	$700.0	$835.0
10.0%	**$1.86**	($0.34)	($2.64)	($5.74)
11.0%	1.37	(0.81)	(3.08)	(6.16)
12.0%	0.92	(1.25)	(3.50)	(6.55)
13.0%	0.49	(1.66)	(3.89)	(6.92)
14.0%	0.09	(2.04)	(4.26)	(7.25)
15.0%	(0.29)	(2.40)	(4.60)	**(7.57)**

EVERCORE 37 ŞİŞECAM

 Confidential – Preliminary and Subject to Change  E. Financial Projections and Preliminary Valuation Detail – Sensitivity Case #3

 Confidential – Preliminary and Subject to Change  30.8%  40.9% 40.9%  39.3% 39.3%  39.3% 39.3%  35.8% 37.1%  34.6% 37.1%  33.5% 37.1%  37.1%  2022E  2023E  2024E 2025E 2026E  2027E  2028E  $2.40  $2.21  $1.85  $1.66  $1.74  $1.41  $2.00 $2.00  $2.72  $2.79  $2.58  $2.49  $2.54  $2.47  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #3  SIRE Financial Projections vs. Sensitivity Case #3  SIRE Financial Projections Sensitivity Case #3  EBITDA  Attributable to SIRE  DCF / LP Unit  % Gross Margin  ($ in millions, except per unit amounts)  Source: SIRE Financial Projections, SIRE management  3

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #3  SIRE Financial Projections, SIRE management  39  Sisecam Wyoming EBITDA – Sensitivity Case #3  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Domestic Sales Volumes (mt)  1.17  1.26  1.19  1.11  1.11  1.19  1.19  Export Sales Volumes (mt)  1.35  1.26  1.19  1.11  1.11  1.19  1.19  Sales Volumes (mt)  2.52  2.52  2.37  2.22  2.22  2.37  2.37  Volume Growth (%)  (1.3%)  (0.1%)  (5.8%)  (6.4%)  --%  6.8%  --%  Domestic Gross Revenue  $312.9  $355.4  $369.5  $345.9  $348.6  $355.1  $363.7  Export Gross Revenue  390.4  479.9  456.3  417.7  410.6  442.8  435.3  Gross Revenue  $703.3  $835.3  $825.8  $763.6  $759.2  $797.9  $799.0  Domestic Freight  ($117.0)  ($132.7)  ($128.8)  ($124.2)  ($127.9)  ($140.7)  ($145.0)  Export Freight  (171.8)  (189.3)  (182.4)  (174.6)  (178.5)  (195.0)  (199.3)  Freight Costs  ($288.7)  ($321.9)  ($311.2)  ($298.8)  ($306.5)  ($335.7)  ($344.3)  Domestic Net Revenue  $196.0  $222.7  $240.7  $221.7  $220.7  $214.4  $218.8  Export Net Revenue  218.6  290.6  273.9  243.1  232.0  247.8  236.0  Net Revenue  $414.6  $513.3  $514.6  $464.8  $452.7  $462.2  $454.7  Average Net Realized Price  $164.60  $204.00  $217.02  $209.33  $203.89  $194.90  $191.75  Energy Costs  (63.0)  (84.3)  (76.8)  (74.4)  (72.4)  (73.9)  (72.8)  Personnel Costs  (78.1)  (98.3)  (107.7)  (106.9)  (104.1)  (106.3)  (104.6)  Royalties  (19.2)  (23.8)  (22.6)  (20.5)  (19.9)  (20.3)  (20.0)  Severance & Ad Valorem Taxes  (16.8)  (13.3)  (13.9)  (14.1)  (13.7)  (14.0)  (13.7)  Other  (68.0)  (92.0)  (91.2)  (76.6)  (74.6)  (76.2)  (74.9)  Cost of Goods Sold  ($244.9)  ($311.7)  ($312.2)  ($292.4)  ($284.8)  ($290.7)  ($286.0)  Gross Profit  $169.6  $201.6  $202.4  $172.4  $168.0  $171.5  $168.7  Gross Margin (% of Net Revenue)  40.9%  39.3%  39.3%  37.1%  37.1%  37.1%  37.1%  Operating Expenses  (23.3)  (23.8)  (20.4)  (20.9)  (21.4)  (21.9)  (22.3)  Sisecam Wyoming EBITDA  $146.4  $177.8  $182.0  $151.5  $146.6  $149.6  $146.4  EBITDA Margin (% of Net Revenue)  35.3%  34.6%  35.4%  32.6%  32.4%  32.4%  32.2%  For the Years Ending December 31,  ($ in millions)  3

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #3  Sisecam Wyoming EBITDA $146.4  $177.8  $182.0  $151.5  $146.6  $149.6  $146.4  Less: Cash Interest Expense (4.1)  (2.9)  (2.1)  (1.4)  (1.0)  (0.8)  (0.7)  Less: Maintenance Capital Expenditures (25.0)  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  Distributable Cash Flow $117.2  $149.3  $153.8  $123.4  $118.3  $120.8  $117.1  Sisecam Wyoming Distributed Cash Flow  Distributions to SIRE (51.0%)  $43.3  $60.9  $62.7  $57.2  $54.8  $56.0  $54.3  Distributions to NRP (49.0%)  41.6  58.5  60.3  55.0  52.7  53.8  52.2  Distributed Cash Flow  $84.9  $119.5  $123.0  $112.2  $107.5  $109.9  $106.5  Distributable Cash Flow Surplus / (Shortfall)  $32.3  $29.9  $30.8  $11.2  $10.8  $11.0  $10.6  Sisecam Wyoming Coverage Ratio  1.38x  1.25x  1.25x  1.10x  1.10x  1.10x  1.10x  Sisecam Wyoming Cash Flow Summary – Sensitivity Case #3  For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E  2027E  2028E  Sisecam Wyoming Distributable Cash Flow  SIRE Financial Projections, SIRE management  40  ($ in millions)  3

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #3  Sisecam Wyoming Sources and Uses – Sensitivity Case #3  For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E  2027E  20  Sources  Distributable Cash Flow Surplus / (Shortfall) $32.3  $29.9  $30.8  $11.2  $10.8  Increase / (Decrease) in Net Working Capital (27.5)  0.4  15.7  8.2  0.  Cash from Revolver / (Cash to Revolver) 1.5  --  --  --  Total Sources $6.3  $30.2  $46.5  $19.4  Uses  Growth Capital Expenditures  $0.1  $--  Mandatory Debt Paydown  Discretionary Debt Paydown Cash to (from) Balance Sheet Other  8.6  -- (5.2)  8.8  Total Uses  Capital Structure  Total Debt Less: Cash  Net Debt  N  ($ in millions)  SIRE Financial Projections, SIRE management  41  3

Confidential – Preliminary and Subject to Change

Financial Projections and Preliminary Valuation Detail – Sensitivity Case #3

3 SIRE Cash Flow Summary – Sensitivity Case #3

($ in millions, except per unit amounts)

	For the Years Ending December 31,						
	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Consolidated EBITDA							
Sisecam Wyoming EBITDA	$146.4	$177.8	$182.0	$151.5	$146.6	$149.6	$146.4
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
SIRE Consolidated EBITDA	**$143.5**	**$173.8**	**$178.0**	**$147.5**	**$142.6**	**$145.6**	**$142.4**
EBITDA Attributable to SIRE							
SIRE'S 51% Share of Sisecam Wyoming EBITDA	$74.6	$90.7	$92.8	$77.3	$74.8	$76.3	$74.6
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
EBITDA Attributable to SIRE	**$71.7**	**$86.7**	**$88.8**	**$73.3**	**$70.8**	**$72.3**	**$70.6**
SIRE Distributable Cash Flow							
Distributions from Sisecam Wyoming	$43.3	$60.9	$62.7	$57.2	$54.8	$56.0	$54.3
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
Distributable Cash Flow	**$40.4**	**$56.9**	**$58.7**	**$53.2**	**$50.8**	**$52.0**	**$50.3**
Distributed Cash Flow							
Sisecam Chemicals	$29.1	$39.6	$40.6	$37.6	$36.2	$36.9	$35.9
Public	10.5	14.3	14.6	13.5	13.1	13.3	12.9
General Partner	0.8	3.0	3.5	2.1	1.6	1.8	1.5
Distributed Cash Flow	**$40.4**	**$56.9**	**$58.7**	**$53.2**	**$50.8**	**$52.0**	**$50.3**
Unit Ownership							
Sisecam Chemicals	14.6	14.6	14.6	14.6	14.6	14.6	14.6
Public	5.2	5.2	5.2	5.2	5.2	5.2	5.2
General Partner	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Total Units Outstanding	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**
Distributable Cash Flow per LP Unit	**$2.00**	**$2.72**	**$2.79**	**$2.58**	**$2.49**	**$2.54**	**$2.47**
Distribution per LP Unit	**2.00**	**2.72**	**2.79**	**2.58**	**2.49**	**2.54**	**2.47**
Distributable Cash Flow Surplus / (Shortfall)	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**

SIRE Financial Projections, SIRE management

EVERCORE

42

ŞİŞECAM

 Confidential – Preliminary and Subject to Change  4.25x  Terminal Exit Multiple 5.50x 6.75x  8.00x  9.25x  --%  Perpetuity Growth Rate 0.5% 1.0%  1.5%  2.0%  $23.61 $26.41  $29.20  $26.17 $27.34  $28.71  23.04  22.41  21.82  25.82  25.24  24.56  28.54  27.89  27.27  24.65  23.25  21.95  25.66  24.17  22.74  26.81  25.16  23.64  7.75%  8.25%  8.75%  9.25%  9.75%  $20.71 20.14  19.59  19.07  18.57  21.25 23.92 26.58  $32.00 31.26  30.54  29.84  29.16  7.75%  8.25%  8.75%  9.25%  9.75%  $25.14 23.77  22.43  21.24  20.17  20.79 21.48 22.25  $30.32 28.15  26.29  24.66  23.13  WACC  WACC   For the Years Ending December 31,    2023E 2024E 2025E 2026E 2027E 2028E   Perpetuity   Growth   Exit   Multiple   $70.61  Sisecam Wyoming EBITDA  Less: Tax Depreciation and Amortization2  $177.8 (599.2)  $182.0 (21.7)  $151.5 (39.8)  $146.6 (53.8)  $149.6 (63.2)  $146.4 (67.7)  $146.4 (28.6)  EBIT  Less: Cash Taxes3  ($421.4)  --  $160.3  (9.5)  $111.8  (6.6)  $92.8 (6.9)  $86.4 (6.4)  $78.7 (6.8)  $117.8 (43.6)  $74.2 28.6  (28.6)  EBIAT  Plus: Tax Depreciation and Amortization Less: Capital Expenditures  Less: Changes in NWC  ($421.4) 599.2  (25.6)  0.4  $150.8 21.7  (26.1)  15.7  $105.2 39.8  (26.7)  8.2  $86.0 53.8  (27.3)  0.8  $80.0 63.2  (27.9)  (9.8)  $71.9 67.7  (28.6)  (1.0)  -  Sisecam Wyoming Unlevered Free Cash Flow SIRE Interest in Sisecam Wyoming  $152.6 51.0%  $162.1 51.0%  $126.4 51.0%  $113.2 51.0%  $105.4 51.0%  $110.0 51.0%  $74.2 51.0%  SIRE Share of Sisecam Wyoming Unlevered Free Cash Flow Less: SIRE G&A  $77.8 (4.0)  $82.7 (4.0)  $64.5 (4.0)  $57.7 (4.0)  $53.8 (4.0)  $56.1 (4.0)  $37.8 (4.0)  $73.8  $78.7  $60.5  $53.7  $49.8  $52.1  SIRE Unlevered Free Cash Flow  EBITDA Multiple / Perpetuity Growth Rate  6.75x  $33.8  1.0%  $441.1  266.6  Implied Terminal Value  Present Value of Terminal Value @ 8.75% Discount Rate  Plus: Present Value of Unlevered Free Cash Flow @ 8.75% Discount Rate  $476.8 −  288.3 −  296.2  Implied Enterprise Value  $584.4  −  $562.8  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (74.7)  $488.1  Implied Equity Value  SIRE LP Units Outstanding4  $509.7 − 20.2  Implied SIRE LP Unit Value  $25.24 −  $24.17  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #3  Unit Price Sensitivity Analysis  4.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  43  Source: SIRE Financial Projections, SIRE management  51% of Sisecam Wyoming EBITDA less $4.0 million SIRE G&A  2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%)  Assumes unitholder tax rate of 29.6% from 2023E to 2025E and 37.0% thereafter  Discounted Cash Flow Analysis – Sensitivity Case #3  ($ in millions, except per unit amounts)  3

Confidential – Preliminary and Subject to Change

Financial Projections and Preliminary Valuation Detail – Sensitivity Case #3

3 Peer Group Trading Analysis – Sensitivity Case #3

($ in millions, except per unit amounts)

2022E EBITDA Attributable to SIRE		$71.7	
Relevant EBITDA Multiple	5.5x	–	8.0x
Implied Enterprise Value Based on 2022E Adjusted EBITDA	**$394.6**	–	**$574.0**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(74.7)	
Implied SIRE Equity Value	$319.9	–	$499.3
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2022E Adjusted EBITDA	**$15.84**	–	**$24.72**

2023E EBITDA Attributable to SIRE		$86.7	
Relevant EBITDA Multiple	5.0x	–	7.5x
Implied Enterprise Value Based on 2023E Adjusted EBITDA	**$433.4**	–	**$650.1**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(74.7)	
Implied SIRE Equity Value	$358.7	–	$575.4
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2023E Adjusted EBITDA	**$17.76**	–	**$28.49**

2024E EBITDA Attributable to SIRE		$88.8	
Relevant EBITDA Multiple	4.5x	–	7.0x
Implied Enterprise Value Based on 2024E Adjusted EBITDA	**$399.7**	–	**$621.7**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(74.7)	
Implied SIRE Equity Value	$325.0	–	$547.0
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2024E Adjusted EBITDA	**$16.09**	–	**$27.08**

Source: SIRE Financial Projections
1. Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution

EVERCORE 44 ŞİŞECAM

Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #3  Precedent M&A Transactions Analysis – Sensitivity Case #3  Precedent M&A Transaction Analysis  Source: Public filings, Wall Street research, SIRE Financial Projections  1.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  45  ($ in millions, except per unit amounts)  3

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case #3  Discounted Distributions Analysis – Sensitivity Case #3  ($ per unit)  SIRE Distribution per LP Unit (Cash, As Paid)1  $2.72  $2.79  $2.58  $2.49  $2.54  $2.47  $2.47  –  $2.47  Terminal Yield2  12.0%  8.0%  Terminal Value  $20.55  $30.82  Equity Cost of Capital Based on CAPM  Present Value @ 8.0% Cost of Equity  $25.49  –  $31.96  Present Value @ 9.0% Cost of Equity  24.48  –  30.61  Present Value @ 10.0% Cost of Equity  23.54  –  29.33  Present Value @ 11.0% Cost of Equity  22.64  –  28.13  Present Value @ 12.0% Cost of Equity  21.79  –  27.00  Implied SIRE Unit Value – Based on CAPM  $22.64  –  $30.61  For the Years Ending   December 31,    2023E 2024E 2025E 2026E 2027E 2028E    Terminal Value Low High  3  2.  Based on SIRE’s 52-week yield range of 6.1% to 14.1% with a median of 9.4% and mean of 10.0%. Current yield is 9.7% as of October 7, 2022  46  Source: FactSet, SIRE Financial Projections  1. Values LP units based on LP unit distributions and does not consider GP distributions

 Confidential – Preliminary and Subject to Change  F. Supplemental Soda Ash Pricing Data

 Confidential – Preliminary and Subject to Change  Supplemental Soda Ash Pricing Data  Source: SIRE management forecasts, IHS Markit  47  Domestic Soda Ash Prices  ($ per metric ton)  Evercore note: Page provided by SIRE management to support management’s view on projected soda ash prices

 Confidential – Preliminary and Subject to Change  Supplemental Soda Ash Pricing Data  Export Soda Ash Prices  ($ per metric ton)  Evercore note: Page provided by SIRE management to support management’s view on projected soda ash prices  Source: SIRE management forecasts, IHS Markit  48